Kemper Investors Life Insurance Company                           [LOGO]
A Stock Life Insurance Company                                    ZURICH
1600 McConnor Parkway                                              LIFE
Schaumburg, Illinois 60196-6801



RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this Contract You may return it to Us or to the representative through whom it was purchased. All Purchase Payments allocated to the Fixed Account plus the Separate Account Contract Value plus Market Adjusted Values computed at the end of the valuation period following Our receipt of this Contract will then be refunded within 10 days.

We agree to pay an Annuity to the Owner on the Annuity Date provided this Contract is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date upon the death of an Owner when a death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of this Contract.

This Contract is issued in consideration of the application and payment of a Purchase Payment. The provisions on this cover and the pages that follow are part of this Contract.

Signed for Kemper Investors Life Insurance Company at its home office in Schaumburg, Illinois.

/s/ Debra P. Rezabek                  /s/ Gale K. Caruso
    ----------------                      --------------
Secretary                             President

FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY
CONTRACT

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

READ YOUR CONTRACT CAREFULLY.

Form No. L-8825

                           TABLE OF CONTENTS                               Page


CONTRACT SCHEDULE                                     Follows Table of Contents

DEFINITIONS                                                                1-3

GENERAL PROVISIONS                                                         3-4
   The Entire Contract                                                     3
   Modification of Contract                                                3
   Certificates                                                            3
   Incontestability                                                        3
   Change of Annuity Date                                                  3
   Assignment                                                              3
   Due Proof of Death                                                      3
   Reserves, Contract Values and Death Benefits                            3
   Non-Participating                                                       3
   Reports                                                                 3
   Net Payments                                                            4
   Creditors                                                               4

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                                4-5
   Owner                                                                   4
   Change of Ownership                                                     4
   Beneficiary Designation and Change of Beneficiary                       4
   Death of Beneficiary                                                    4
   Annuitant                                                               5

PURCHASE PAYMENT PROVISIONS                                                5
   Purchase Payment Limitations                                            5
   Place of Payment                                                        5

FIXED ACCOUNT PROVISIONS                                                   5
   Fixed Account Contract Value                                            5

GUARANTEE PERIOD PROVISIONS                                                6
   Guarantee Period                                                        6
   Guarantee Period Value                                                  6
   Market Value Adjustment                                                 6

VARIABLE ACCOUNT PROVISIONS                                                6-7
   Separate Account                                                        6
   Liabilities of the Separate Account                                     6
   Subaccounts                                                             6
   Fund                                                                    7
   Rights Reserved by the Company                                          7
   Accumulation Unit Value                                                 7
   Investment Experience Factor                                            7

TRANSFER AND WITHDRAWAL PROVISIONS                                         8-9
   Transfers During the Accumulation Period                                8
   Withdrawals During the Accumulation Period                              8
   Withdrawal Charges                                                      8
   Transfers and Withdrawal Procedures                                     9
   Deferment of Withdrawal or Transfer                                     9






L-8825

                                  TABLE OF CONTENTS                       Page

DEATH BENEFIT PROVISIONS                                                  9-10
Amount Payable Upon Death                                                 9
Payment of Death Benefits During the Accumulation Period                  10
Spousal Continuation                                                      10

ANNUITY PERIOD PROVISIONS                                                 10-16
Annuity Options                                                           10
Option 1 Fixed Installment Annuity                                        10
Option 2 Life Annuity                                                     10
Option 3 Life Annuity with Installments Guaranteed                        10
Option 4 Joint and Survivor Annuity                                       11
Option 5 Joint and Survivor Annuity with Installments Guaranteed          11
Other Options                                                             11
Commutability                                                             11
Election of Annuity Option                                                11-12
Electing a Fixed or Variable Annuity Option                               12
Fixed Annuity                                                             12
Variable Annuity                                                          12-13
Annuity Unit Value                                                        13
Basis of Annuity Options                                                  13
Withdrawal Charge Upon Annuitization                                      13
Transfers Between Subaccounts                                             13-14
Conversions from a Fixed Account Payment                                  14
Conversions to a Fixed Annuity Payment                                    15
Payment of Death Benefits During the Annuity Period                       15-16
Disbursement Upon Death of Annuitant: Under Options 1, 3 or 5             16
Supplementary Agreement                                                   16
Date of First Payment                                                     16
Evidence of Age, Sex and Survival                                         16
Misstatement of Age or Sex                                                16

ANNUITY OPTION TABLE                                         Follows Page 16

ENDORSEMENTS, if any                             Follow Annuity Option Table







L-8825

                                Contract Schedule

Contract Number:            KI10000000   Issue Date:               June 1, 2002

Initial Purchase Payment:   $10,000.00   Type of Contract          Nonqualified

Owner:                      John Doe

Owner Date of Birth:        02/05/67

Joint Owner:                Mary Doe

Joint Owner Date of Birth:  05/02/67




Annuitant:                  John Doe

Annuitant Gender:           Male         Annuitant Date of Birth:      02/05/67





Joint Annuitant:            Mary Doe

Joint Annuitant Gender:     Female      Joint Annuitant Date of Birth: 05/02/67





Representative:             Richard Smith
                            ABC Agency Inc.





8825

                                                Contract Schedule

Annuity Date:                                   June 1, 2021

Maximum Annuity Date:                           Later of the original youngest annuitant's 91 st birthday or 10 years from issue.

Minimum Annuity Date:                           The minimum annuity date is two years from the issue date.

[Date of Continuance:                           NA]

Optional Enhanced                               Option 1                     Yes
Death Benefit rider:                            Option 2                     Not Selected

Guaranteed Roll-up Death Benefit Interest Rate:

  Class 1 Accumulations Options                                              0.00%
  Class 2 Accumulation Options                                               5.00%

Beneficiary(ies):
Primary:                                        James Doe
[Contingent:                                    Jane Doe]








8825

                               Contract Schedule

Initial Purchase Payment Allocation:       Allocation   Initial Annual Effective

                                           Percentage        Interest Rates*
                                           ----------        ---------------

Fixed Account                                  2%            5.25%
1 Year Guarantee Period Account                2%            5.35%
Scudder Capital Growth                         2%
Scudder International                          2%
SVS Growth and Income                          2%
Scudder Global Blue Chip                       2%
SVS Dynamic Growth                             2%
Scudder Contrarian Value                       2%
Scudder Blue Chip                              2%
SVS Focus Value+Growth                         2%
Scudder Aggressive Growth                      2%
Scudder Growth and Income                      2%
Scudder High Yield                             2%
Scudder Total Return                           2%
SVS Venture Value                              2%
Scudder Investment Grade Bond                  2%
Scudder Government Securities                  34%
Money Market 1                                 32%






* Additional amounts may be credited under a dollar cost averaging program.






8825

                               Contract Schedule

Class 1 Accumulation Options:

     Fixed Accumulation Option
     -------------------------
     Fixed Account

     Market Value Adiustment options:
     --------------------------------
      1 Year Guarantee Period Account         6 Year Guarantee Period Account
      2 Year Guarantee Period Account         7 Year Guarantee Period Account
      3 Year Guarantee Period Account         8 Year Guarantee Period Account
      4 Year Guarantee Period Account         9 Year Guarantee Period Account
      5 Year Guarantee Period Account         10 Year Guarantee Period Account


     Variable Subaccount options available on Issue Date:
     ----------------------------------------------------
     Scudder Money Market I
     Scudder Money Market II





8825

                               Contract Schedule

Class 2 Accumulation Options:

      Fixed Accumulation Option
      -------------------------
      None

      Market Value Adjustment options:
      --------------------------------
      None



      Variable Subaccount options available on Issue Date:
      ----------------------------------------------------
      Alger American Balanced
      Alger American Leveraged All Cap
      CS Emerging Markets
      CS Global Post-Venture Capital
      Dreyfus Socially Responsible Fund
      Dreyfus VIF Midcap Stock
      Scudder 21st Century Growth
      Scudder Capital Growth
      Scudder Global Discovery
      Scudder Growth and Income
      Scudder Health Sciences
      Scudder International
      Scudder Aggressive Growth
      Scudder Blue Chip
      Scudder Contrarian Value
      Scudder Global Blue Chip
      Scudder Government Securities
      Scudder Growth
      Scudder High Yield
      Scudder International Select Equity
      Scudder Investment Grade Bond
      Scudder Small Cap Growth
      Scudder Small Cap Value
      Scudder Technology Growth
      Scudder Total Return
      SVS Dreman Financial Services
      SVS Dreman High Return Equity
      SVS Dynamic Growth (Invesco)
      SVS Focus Value+Growth
      SVS Focused Large Cap Growth
      SVS Growth And Income
      SVS Growth Opportunities
      SVS Index 500
      SVS Mid-Cap Growth
      SVS Strategic Equity
      SVS Venture Value
      SVS Dreman Small Cap Value
      SVS MFS Strategic Value



8825

                               Contract Schedule

Minimum Initial Purchase Payment                    [Non-Qualified $10,000]
                                                    [Qualified $2,000]

Minimum Subsequent Purchase Payment:                [$500 for nonqualified
                                                    Contracts, $50 for all other
                                                    Contract types]
                                                    [$100 if using Systematic
                                                    Accumulation Plan]

Maximum Total Purchase Payments:                    [$1,000,000]

Minimum Initial Account Allocation:                 [$500 for each subaccount,
                                                    fixed account or each GPA.]

Minimum Subsequent Account Allocation:              [$50 for each subaccount or
                                                    fixed account. $500 for each
                                                    GPA.]

Minimum Contract Value after a Partial Withdrawal:  [$5,000]

                            Withdrawal Charge Table

Years elapsed since purchase
payment was received                           Withdrawal Charge
--------------------                           -----------------
Less than one                                  7%
One but less than two                          6%
Two but less than three                        5%
Three but less than four                       4%
Four or more                                   0%

For purposes of determining the withdrawal charge, the first year will elapse on the last day of the Contract Year in which the Purchase Payment was received. Subsequent years will elapse on the last day of each subsequent Contract Year.

Free Withdrawal Allowance:

The Free Withdrawal Allowance is an amount that may be withdrawn each Contract Year without a withdrawal charge. This amount is calculated on the Issue Date and each Contract Anniversary and is equal to 10% of remaining Purchase Payments subject to a withdrawal charge. On each Contract Anniversary remaining Purchase Payments subject to a withdrawal charge are increased by Purchase Payments made and decreased by Purchase Payments withdrawn and applicable withdrawal charges since the last Contract Anniversary. During the Contract Year the Free Withdrawal Allowance is reduced by withdrawals from the Free Withdrawal Allowance and increased by 10% of Purchase Payments made since the last Contract Anniversary.


8825

                               Contract Schedule

Fixed Account


     A fixed account will be available for purchase payments and transfers of existing values. For premiums and transfers allocated to the fixed account, the initial interest rate is guaranteed through the end of the calendar month in which the purchase payment or transfer was made and for 12 additional calendar months thereafter. Subsequent fixed account interest rates are guaranteed for 12 calendar months.

     The interest rate will never be less than the minimum guaranteed interest rate.

     Minimum guaranteed interest rate:                 3.00%

Charges

     Mortality and Expense Risk charge:                [1.55%]

     Administration charge:                            [0.15%]

     The above annual charges will be assessed as a daily percentage on the Separate Account Contract Value.

[Optional Enhanced Death Benefit rider charge:]        Option 1  [0.20%]
                                                       Option 2  [0.35%]

The Optional Enhanced Death Benefit rider charge applies to the Class 2 accumulation options. This charge does not apply to the Class 1 accumulation options.

Records Maintenance Charge:                            [$30] per contract year

     We will assess an annual records maintenance charge on each Contract Anniversary and upon total withdrawal. However, if the Contract Value is greater than or equal to [$50,000] on a Contract Anniversary or date of total withdrawal, we will not assess the records maintenance charge on that Contract Anniversary or date of total withdrawal. We will not assess this charge after the Annuity Date.

8825

                               Contract Schedule

Market Value Adjustment Formula

   The Market Value Adjustment is determined by the application of the following formula:

   Market Value Adjustment = Guarantee Period Value x [[(1+I)/(1+j)]/T/365/-1]

   Where,

   I is the guaranteed interest rate being credited to the Guarantee Period Value subject to the Market Value Adjustment.

   J is the current interest rate declared by the Company as of the effective date of the application of the Market Value Adjustment, for current allocation to a Guarantee Period, the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next lower number of complete years.

   T is the number of days remaining in the Guarantee Period.




8825

DEFINITIONS         ACCUMULATED GUARANTEE PERIOD VALUE - The sum of the
                    Guarantee Period Values.

                    ACCUMULATION PERIOD - The period between the Issue Date and the Annuity Date.

                    ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount. Each Subaccount will have an Accumulation Unit for each combination of charges.

                    ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs.

                    AGE - The attained age.

                    ANNIVERSARY VALUE - The Contract Value calculated on each Contract Anniversary the Accumulation Period.

                    ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Non-qualified Certificates and any reference to Annuitant shall include joint Annuitants.

                    ANNUITY - A series of payments paid in accordance with this Contract which begin on the Annuity Date.

                    ANNUITY DATE - The date on which this Contract matures and Annuity payments begin. The original Annuity Date is stated in the Contract Schedule.

                    ANNUITY PERIOD - The period that starts on the Annuity Date.

                    ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

                    CONTRACT ANNIVERSARY - An anniversary of the Issue Date.

                    CONTRACT OWNER, OR OWNER - See "You, Your, Yours" below.

                    CONTRACT VALUE - The sum of the Fixed Account Contract Value plus the Separate Account Contract Value plus the Accumulated Guarantee Period Value.

                    CONTRACT YEAR - A one year period starting on the Issue Date and successive Contract Anniversaries.

                    DEBT - The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

                    FIXED ACCOUNT - The General Account of KILICO to which an Owner may allocate all or a portion of Purchase Payments or Contract Value.

                    FIXED ACCOUNT CONTRACT VALUE - The value of amounts allocated under the Contract to the Fixed Account.

                    FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount with investment experience.

                    FREE WITHDRAWAL ALLOWANCE - Amount of Purchase Payments subject to a withdrawal charge that may be withdrawn each Contract Year without incurring a withdrawal charge as described in the Contract Schedule.

                    FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                    GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.

L-8825                                                                    Page 1

                    GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Contract Schedule.

                    GUARANTEE PERIOD VALUE - The (1) Purchase Payments allocated or amounts transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for (4) any applicable Market Value Adjustment previously made.

                    ISSUE DATE - The Issue Date stated in the Contract Schedule.

                    MARKET ADJUSTED VALUE - A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

                    MARKET VALUE ADJUSTMENT - An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Contract Schedule.

                    MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Contract Schedule.

                    NONQUALIFIED - This Contract issued other than as a Qualified Plan.

                    PAYEE - A recipient of periodic payments under the Contract.

                    PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits this Contract provides.

                    QUALIFIED PLAN - A Contract issued under a retirement plan which qualifies for favorable income tax treatment under
                    Section 401, 403, 408, 408A, or 457 of the Internal Revenue Code as amended.

                    If this Contract is issued under a Qualified Plan additional provisions may apply. The rider or amendment to this Contract used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

                    RECORDS MAINTENANCE CHARGE - A charge assessed against Your Contract as specified in the Contract Schedule.

                    SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

                    SEPARATE ACCOUNT CONTRACT VALUE - The sum of the Subaccount Values of this Contract on a Valuation Date.

                    SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Fund portfolio.

                    SUBACCOUNT VALUE - The value of Your interest in each Subaccount.

                    VALUATION DATE - Each business day that applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                    VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

L-8825                                                                    Page 2

                    VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

                    WE, OUR, US - Kemper Investors Life Insurance Company, Schaumburg, Illinois.

                    YOU, YOUR, YOURS - The party(s) named as Owner unless later changed as provided in this Contract. Under a Nonqualified Certificate when more than one person is named as Owner, the terms "You," "Your," "Yours," means joint Owners. The Owner may be changed during the lifetime of the Owner and prior to the Annuity Date. The Owner, prior to distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this Certificate.

GENERAL PROVISIONS

The Entire Contract
                    This Contract, any written application attached to this Contract, and any endorsements and riders constitute the entire contract between the parties.

Modification of Contract
                    Only Our president, secretary and assistant secretaries have the power to approve a change or waive any provisions of this Contract. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of this Certificate.

                    Upon notice to You, this Contract may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of this Contract under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in Your best interest. In the event of a modification, We may make appropriate endorsement to this Contract and We will obtain all required regulatory approvals.

Incontestability    We cannot contest this Contract after it has been in force for two years from the Issue Date.

Change of Annuity Date
                    You may write to Us prior to the death of an Owner and the first Annuity payment date and request a change of the Annuity Date. The new Annuity Date must not be earlier than the minimum Annuity Date or beyond the maximum Annuity Date stated in the Contract Schedule.

Assignment          No assignment under this Contract is binding unless We
                    receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. The rights of the Owner, Annuitant and beneficiary are subject to the assignment after it has been recorded by Us. Any claim is subject to proof of interest of the assignee.

Due Proof of Death  We must receive written proof of death of the Owner when a death benefit is payable. The proof may be a certified death certificate, or any other proof satisfactory to Us.

Reserves, Contract
Values and Death Benefits
                    All reserves are equal to or greater than those required by statute. Any available Contract Value and death benefit are not less than the minimum benefits required by the statutes of the state in which the Contract is delivered.

Non-Participating   This Contract does not pay dividends. It will not share in
                    Our surplus or earnings.

Reports At least once each Contract Year We will send You a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.

L-8825                                                                    Page 3

Premium Taxes       We will make a deduction for state premium taxes in certain situations. On any Contract subject to premium tax, as provided under applicable law, the tax will be deducted from: a. the Purchase Payments when We receive them; b. the Contract Value upon total withdrawal; or c. from the total
                    Contract Value applied to any Annuity option at the time
                    Annuity payments start. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable state law.

Creditors           The proceeds of this Contract and any payment under an
                    Annuity option will be exempt from the claims of creditors and from legal process to the extent permitted by law.

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

Owner Before the Annuity Date and prior to the death of an Owner, You may exercise every option and right conferred by this Contract including the right of assignment. The joint Owners must agree to the exercise of any option or right if more than one Owner is named.

Change of Ownership
                    You may change the Contract Owner by written request before the Annuity Date and prior to the death of an Owner. You must furnish information sufficient to clearly identify the new Owner to Us. The change is subject to any existing assignment of this Contract. After We receive the change, it will take effect on the date the written notice is signed. However, any action taken by Us before the change is recorded by Us remains in effect. Any change is subject to the payment of any proceeds. We may require You to return this Contract to Us for endorsement of a change.

Beneficiary Designation and
Change of Beneficiary
                    The beneficiary initially designated is shown in the Contract Schedule. In the case of joint owners, the surviving joint Owner is automatically the primary beneficiary of any death benefit resulting from the death of a joint Owner. You may change the beneficiary if You send Us written notice in a form acceptable to Us. Changes are subject to the following conditions:

                    1. Prior to the Annuity Date the change must be filed while You are alive;

                    2. After the Annuity Date the change must be filed while You and the Annuitant(s) are alive;

                    3. This Contract must be in force at the time You file a change;

                    4. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                    5. After We receive the change, it will take effect on the date the written notice was signed. However, any action taken by Us before the change form is recorded by Us will remain in effect;

                    6. The request for change must provide information sufficient to identify the new beneficiary; and

                    7. In the case of joint Owners, the designation of a beneficiary other than the surviving joint Owner(s) will be deemed to be a contingent beneficiary(s).

                    We may require You to return this Contract to Us for endorsement of a change.

Death of Beneficiary
                    The interest of a beneficiary who dies before the distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to Your estate when the You die.

L-8825                                                                    Page 4

Annuitant           The initial Annuitant is shown in the Contract Schedule.
                    Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.

PURCHASE PAYMENT PROVISIONS

Purchase Payment    The Minimum Initial Purchase Payment, subsequent Purchase
Limitations         Payment, and maximum total Purchase Payment limits are shown in the Contract Schedule.

                    The minimum initial allocation or transfer to a Guarantee Period, Fixed Account, or to a Subaccount is shown in the Contract Schedule.

                    We reserve the right to waive or modify these limits and to aggregate multiple Certificates with the same Owner and/or Annuitants in applying these limits. We also reserve the right to not accept any Purchase Payment.

Place of Payment    All Purchase Payments under this Contract must be paid to Us at Our home office or such other location as We may select.
                    We will notify You and any other interested parties in writing of such other locations. Purchase Payments received by an agent will not be considered received by Us.

FIXED ACCOUNT PROVISIONS

Fixed Account       The Fixed Account Contract Value includes:
Contract Value
                    1. Your Purchase Payments allocated to the Fixed Account;
                       plus

                    2. amounts transferred to the Fixed Account; plus

                    3. interest credited; minus

                    4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account, minus

                    5. any applicable portion of the Records Maintenance Charge.

                    The initial Fixed Account interest rate credited to the initial Purchase Payment is shown in the Contract Schedule and is in effect through the period also shown in the Contract Schedule. We will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each subsequent interest rate period at the beginning of each subsequent interest rate period shown in the Contract Schedule.

                    We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment or transfer received. Any such Purchase Payment or transfer We receive will be credited that rate through the end of the interest rate period shown in the Contract Schedule. We will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment or transfer for each subsequent interest rate period at the beginning of each subsequent interest rate period.

                    We reserve the right to declare the Fixed Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

                    We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                    The minimum guaranteed Fixed Account interest rate is shown in the Contract Schedule.

L-8825                                                                    Page 5

GUARANTEE PERIOD PROVISIONS

Guarantee Period    We hold all amounts allocated to a Guarantee Period in a
                    non-unitized separate account. The non-unitized separate account may also hold amounts from other contracts and certificates we issue. The assets of this separate account equal to the reserves and other liabilities of this separate account will not be charged with liabilities arising out of any other business we may conduct. The initial Guarantee
                    Periods available under this Contract are shown in the Contract Schedule.

Guarantee Period Value
                    On any Valuation Date, the Guarantee Period Value includes:

                    1. Your Purchase Payments allocated to the Guarantee Period;
                       plus

                    2. amounts transferred to the Guarantee Period; plus

                    3. interest credited; minus

                    4. withdrawals, previously assessed withdrawal charges and transfers from the Guarantee Period; minus

                    5. any applicable portion of the Records Maintenance Charge;
                       adjusted for

                    6. any applicable Market Value Adjustment previously made.

                    The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Contract Schedule. The initial interest rate credited to subsequent Purchase Payments or transfers will be declared at the time the payment is received. At the end of a Guarantee Period, We will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period.

                    We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

Market Value        The Market Value Adjustment formula is stated in the
Adjustment          Contract Schedule. This formula is applicable for both an
                    upward and downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, such value is:

                    1. taken as a total or partial withdrawal;

                    2. applied to purchase an Annuity option; or

                    3. transferred to another Guarantee Period, the Fixed Account, or a Subaccount.

                    However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period.

VARIABLE ACCOUNT PROVISIONS

Separate Account    The variable benefits under this Contract are provided
                    through the KILICO Variable Annuity Separate Account. The
                    Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this Contract and may be allocated for certain other contracts and certificates we issue.

Liabilities of the  The assets equal to the reserves and other liabilities of
Separate Account    the Separate Account will not be charged with liabilities
                    arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation
                    Date.

Subaccounts         The Separate Account consists of multiple Subaccounts. We
                    may from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account. In such event, We may permit You to select other Subaccounts under the Contract. However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

L-8825                                                                    Page 6

Fund Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                    If We establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

Rights Reserved by  We reserve the right, subject to compliance with the current
the Company         law or as it may be changed in the future:

                    1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                    2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                    3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                    4. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                    5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this Contract.

                    When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

Accumulation Unit Value
                    Each Subaccount has an Accumulation Unit value for each combination of charges. When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the relevant Accumulation Unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner. The value of a Subaccount on any Valuation Date is the number of units held in the Subaccount times the relevant Accumulation Unit value on that Valuation Date.

                    An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in a Valuation Period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for this Contract will result in a change in the number of Accumulation Units.

Investment Experience
Factor Each Subaccount has an investment experience factor for each combination of charges. The investment experience factor of a Subaccount for a combination of charges for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                    1. is the net result of:

                         a. the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

                         b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                         c. a credit or charge for any taxes reserved for the current Valuation Period which We determine resulted from the investment operations of the Subaccount;

                    2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period;

                    3. is the factor representing the sum of the Separate Account charges currently applicable for the number of days in the Valuation Period.

L-8825                                                                    Page 7

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TRANSFER AND WITHDRAWAL PROVISIONS

Transfers During the    Transfers may be made among the Subaccounts, Guarantee
Accumulation Period     Periods and the Fixed Account subject to the following
                        conditions:

                        1. The minimum amount which may be transferred is the Minimum Subsequent Account Allocation stated in the Contract Schedule or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

                        2. No partial transfer will be made if the remaining value of the Fixed Account, Subaccount, or Guarantee Period will be less than the Minimum Initial Account Allocation stated in the Contract Schedule.

                        3. No transfer may be made within seven calendar days of the date on which the first Annuity payment is due.

                        4. We reserve the right to impose a 15 calendar day waiting period between transfers for any transfer in excess of 12 in a Contract Year.

                        5. We reserve the right to assess a $ 10.00 charge for each transfer in excess of 12 in a Contract Year.

                        6. Any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effected within thirty days after the end of the applicable Guarantee Period.

                        Any transfer request must clearly specify:

                        1.   the amount which is to be transferred; and

                        2.   the names of the accounts which are affected.

                        For the Fixed Account and Guarantee Period accounts, We will transfer Purchase Payments and all related accumulation received in a given Contract Year, in the chronological order We receive them.

                        We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

Withdrawals During the  During the Accumulation Period, You may withdraw all or
Accumulation Period     part of the Contract Value reduced by any withdrawal
                        charge, Debt and applicable premium taxes, and adjusted by any applicable Market Value Adjustment.

                        Withdrawals are subject to all of the following conditions:

                        1 You must return the Contract to Us if You elect a total withdrawal.

                        2. Each withdrawal must be at least $500 or the value that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.

                        3. The Minimum Subsequent Account Allocation stated in the Contract Schedule must remain in the account after You make a withdrawal unless the account is eliminated by such withdrawal.

                        4. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period.

                        5. Withdrawals will reduce each investment option on a proportional basis unless You direct Us otherwise.

                        6. Withdrawals will first reduce Your Purchase Payments in the chronological order in which they were received and then reduce any earnings.

                        7. If a partial withdrawal would reduce the Contract Value to less than the Minimum Contract Value after a Partial Withdrawal stated in the Contract Schedule, the partial withdrawal will be processed as a total withdrawal.

L-8825                                                                    Page 8

Withdrawal Charges      Withdrawal charges are shown in the Certificate
                        Schedule. For purposes of calculating Withdrawal
                        Charges, We will assume that amounts are withdrawn in the following order:

                        1. Purchase Payments no longer subject to a Withdrawal
                           Charge,

                        2. Free Withdrawal Allowance,

                        3. Purchase Payments in chronological order in which
                           they were received,

                        4. Earnings.

Transfer and Withdrawal We will withdraw or transfer from the Fixed Account or
Procedures              Guarantee Periods as of the Valuation Date that follows
                        the date We receive the Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

                        We will redeem the necessary number of Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the withdrawal amount within seven calendar days after the date We receive the request, except as provided below.

Deferment of Withdrawal If the withdrawal or transfer is to be made from a
or Transfer             Subaccount, We may suspend the right of withdrawal or
                        transfer or delay payment more than seven calendar days:

                        1. during any period when the New York Stock Exchange is
                           closed other than customary weekend and holiday closings;

                        2. when trading in the markets normally utilized is
                           restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit value is not practical; or

                        3. for such other Periods as the Securities and Exchange
                           Commission by order may permit for protection of Owners.

                        We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the Owner sends Us a written request. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or each Guarantee Period Value.

DEATH BENEFIT PROVISIONS

Amount Payable          When a death benefit is payable We will pay the greater
Upon Death              of 1. or 2. below, less Debt.

                        1. the Certificate Value, excluding any negative but
                           including any positive market value adjustment.

                        2. the total amounts of purchase payments, less previous
                           Purchase Payments withdrawn and withdrawal charges.

                        We compute the Certificate Value at the end of the Valuation Period following our receipt of due proof of death and the return of this Certificate. We compute 2. above as of Your date of death.

Payment of Death        A death benefit will be paid to the beneficiary upon the
Benefits During the     death of the Owner, or a joint Owner, during the
Accumulation Period     Accumulation Period. If the Certificate Owner is a
                        non-natural person, a death benefit will be paid to the beneficiary upon the death of an Annuitant prior to the Annuity Date.

                        We will pay the death benefit to the beneficiary after We receive due proof of death. We will then have no further obligation under this Certificate.

L-8825                                                                   Page 9

                        The entire interest in this Contract must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues this Contract as described below.

                        The beneficiary may elect to have the death benefit distributed as stated in Annuity Period Provisions Option 1 provided the beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of this Contract, based on the life expectancy of the beneficiary as prescribed by federal regulations unless You have restricted the right to make such an election. The beneficiary must make this choice within sixty days of the time We receive due proof of death, and distributions must commence within one year of the date of death.

                        If the beneficiary is a non-natural person, the beneficiary must elect that the entire death benefit be distributed within five years of the date of death.

Spousal Continuation    If this Contract was issued as a Nonqualified Plan or an
                        Individual Retirement Annuity ("IRA") and Your spouse is the primary beneficiary when You die, Your surviving spouse may elect to be the successor Owner of this Contract. This is known as a Spousal Continuation. In such a case, no death benefit will be payable upon your death.

                        Upon Your death, Your surviving spouse may continue this Contract thereby waiving claim to the death benefit otherwise payable. Electing to continue this Contract under the Spousal Continuation provision of this Contract will affect how the charges and benefits under this Contract and applicable endorsements are calculated or determined.

                        If a Spousal Continuation is elected, the Contract Value will be adjusted to equal the amount otherwise payable as a death benefit under this Contract subject to the following:

                        A. The Contract Value will be adjusted to equal the amount of the death benefit. If the death benefit otherwise payable exceeds the Contract Value one day prior to the date of continuance, such excess will be credited to the money market Subaccount listed in the Contract Schedule. This amount may subsequently be transferred from the money market Subaccount to other options under this Contract.

                        B. Upon the death of Your surviving spouse before the Annuity Date, the amount of the death benefit payable will be determined as if: (1) the Contract was issued on the date of continuance; (2) the Contract Value applied on the date of continuance resulted from our receipt of an initial Purchase Payment,

                        C. Withdrawal charges will not apply to withdrawals made from the Contract Value credited on the date of continuance. Withdrawal Charges will apply to Purchase Payments made after the date of continuance.

                        D. This Contract may not be continued under a subsequent Spousal Continuation.

                        We may make certain riders available to the surviving spouse at the time of continuance.

ANNUITY PERIOD PROVISIONS

Annuity Options         You may annuitize this Contract under one of the
                        following Annuity options:

Option 1                We will make monthly payments for 10 years.
Fixed Installment Annuity

Option 2                We will make monthly payments while the Annuitant
Life Annuity            is alive.

Option 3                We will make monthly payments for a 10 year
Life Annuity with       certain period and thereafter while the Annuitant
Installments Guaranteed is alive.

L-8825                                                                   Page 10

Option 4                We will pay the full monthly income while both
Joint and               Annuitant(s) are alive. Upon the death of either
Survivor Annuity        Annuitant, We will continue to pay a percentage of the
                        original monthly payment. The percentage payable must be selected at the time the Annuity option is chosen.
                        The percentages available are 50%, 66 2/3%, 75% and
                        100%.

Option 5                We will make monthly payments for a 10 year certain
Joint and Survivor      period and thereafter while the Annuitants are alive.
Annuity with
Installments Guaranteed

Other Options           We may make other Annuity options available.

Commutability           For annuitizations under the Fixed and Variable Annuity
                        options with a 10 year certain period, You may elect a commutable Annuity option. You must make this election prior to the Annuity Date. Under the commutable Annuity option, partial lump sum payments are available during the certain period.

                        Lump sum payments are available once each year following the Annuity Date and may not be elected until 13 months after annuitization has started.

                        You may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is living after the period certain is over, payments will resume without regard to any lump sum payments made during the certain period.

                        Each time that a partial lump sum payment is made, We will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Contract cannot exceed 75% for Nonqualified Certificates, or 100% for Certificates issued under a Qualified Plan.

                        In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

                        For a Fixed Annuity option the applicable interest rate is the greater of:

                        (a) the ten year treasury constant maturity plus 3%, and
                        (b) the rate used to determine the initial payment
                            plus 2%.

                        For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                        The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

                        The terms for the commutability of an Annuity option under any Contract rider are specified in the rider.

Election of Annuity     We must receive an election of an Annuity option in
Option                  writing. You may make an election on or before the
                        Annuity Date provided the Annuitant is alive.

                        A subsequent change of beneficiary, or an assignment of this Contract will revoke an election unless the assignment provides otherwise.

L-8825                                                                   Page 11

                        Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the supplementary agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made. If the total Contract Value is applied under one of the Annuity options, this Contract must be surrendered to Us.

                        If an Annuity option is not elected by the Annuity Date, an Annuity will be paid under Option 3 if there is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.

Electing a Fixed or     You may elect a Fixed Annuity, a Variable Annuity or a
Variable Annuity Option combination of both. The portion of the Contract Value
                        You elect to be paid as a Fixed Annuity, if any, will be transferred to Our General Account. We must receive your Fixed and Variable allocation election in writing at least seven days prior to the Annuity Date. If We do not receive notification from You, all the Contract Value will be paid to You as a Fixed Annuity.

                        If your allocation includes a Variable Annuity payment, payments will reflect the investment performance of the Subaccounts in accordance with the allocation on the Annuity Date. Allocations will not be changed thereafter, except as provided in the Transfers Between Subaccounts section.

                        Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Contract. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

                        The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

Fixed Annuity           The portion of the Contract Value You elected to have
                        paid to you as a Fixed Annuity less any withdrawal charge, charges for other benefits, and Records
                        Maintenance Charge will be used to determine the Fixed
                        Annuity monthly payment in accordance with the Annuity option selected. Any Accumulated Guarantee Period Values will be adjusted for any applicable Market Value
                        Adjustment as well.

Variable Annuity        The portion of the Contract Value You elect to have paid
                        to you as a Variable Annuity is first reduced by any withdrawal charge, charges for other benefits, and Records Maintenance Charge. The value that remains is used to determine the first monthly Annuity payment. The first monthly Annuity payment is based on the guaranteed
                        Annuity option shown in the Annuity Option Table.

                        The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount to which Contract Value is allocated. You may not have more than three Subaccounts at one time. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity units.

L-8825                                                                 Page 12

                        The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                        a. is the amount of the monthly payment that can be
                           attributed to that Subaccount; and

                        b. is the Annuity Unit value for that Subaccount at the
                           end of the Valuation Period.

                        The Valuation Period includes the date on which the payment is made.

                        Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. multiplied by b. where:

                        a. is the number of Annuity Units per payment in each
                           Subaccount; and

                        b. is the Annuity Unit value for that Subaccount at the
                           end of the Valuation Period.

Annuity Unit Value      The Valuation Period includes the date on which the
                        payment is made. The value of an Annuity Unit for each Subaccount at the end of any Valuation Period is determined by the result of a. multiplied by b. by c.
                        where:

                        a. is the Annuity Unit value for the immediately
                           preceding Valuation Period; and

                        b. is the net investment experience factor for the
                           Valuation Period for which the Annuity Unit value is being calculated; and

                        c. is the interest factor of .99993235 per calendar day
                           of such subsequent Valuation Period to offset the effect of the assumed rate of [2.50%] per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than [2.50%] is used in the Annuity Option Table.

Basis of                The guaranteed monthly payments are based on an interest
Annuity Options         rate of [2.50%] per year and, where mortality is
                        involved, the ["Annuity 2000 Table" developed by the Society of Actuaries projected using Scale G to the year
                        2015.] We may also make available Variable Annuity payment options based on assumed investment rates other than [2.50%], but not greater than 5.00%.

Withdrawal Charge       Upon annuitization, a withdrawal charge will be applied
Upon Annuitization      as shown in the Contract Schedule after application of
                        any applicable Market Value Adjustment. The withdrawal charge is waived when the Owner elects an Annuity option which provides either an income benefit period of ten years or more or a benefit under which payment is contingent on the life of the Annuitant(s).

Transfers Between       During the Annuity Period, You may make transfers
Subaccounts             between Subaccounts subject to the following:

                        1. You must send Us written notice in a form
                           satisfactory to Us.

                        2. Transfers between Subaccounts are prohibited during
                           the first year of the Annuity Period; subsequent transfers are limited to one per year.

                        3. You may not have more than three Subaccounts at
                           anytime.

                        4. At least $5,000 of Annuity Unit value must be
                           transferred from a Subaccount, unless the transfer will eliminate Your interest in the Subaccount.

                        5. At least $5,000 of Annuity Unit value must remain in
                           the Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.


L-8825                                                                   Page 13

                        6. If We receive notice of a transfer between
                           Subaccounts more than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

                        7. If We receive notice of a transfer between
                           Subaccounts less than seven (7) days before an Annuity Payment date, the transfer is effective during the Valuation Period after the Annuity Payment date.

                        We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

                        When a transfer is made between Subaccounts, the number of Annuity Units per payment attributable to a Subaccount to which the transfer is made is equal to
                        a. multiplied by b. divided by c., where:

                        a. is the number of Annuity Units per payment in the
                           Subaccount from which the transfer is being made;

                        b. is the Annuity Unit value for the Subaccount from
                           which the transfer is being made; and

                        c. is the Annuity Unit value for the Subaccount to which
                           the transfer is being made.

Conversion from a       During the Annuity Period, You may convert Fixed Annuity
Fixed Annuity Payment   payments to Variable Annuity payments subject to the
                        following:

                        1. You must send Us written notice in a form
                           satisfactory to Us.

                        2. At least $30,000 of annuity reserve value must be
                           transferred from Our General Account, unless the transfer will eliminate the annuity reserve value.

                        3. At least $30,000 of annuity reserve value must remain
                           in Our General Account after a transfer, unless the transfer will eliminate the annuity reserve value.

                        4. Conversions from a Fixed Annuity payment are
                           available only on an anniversary of the Annuity Date.

                        5. We must receive notice at least thirty (30) days
                           prior to the anniversary.

                        We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                        When a conversion is made from a Fixed Annuity payment to a Variable Annuity payment, the number of Annuity Units per payment attributable to a Subaccount to which the conversion is made is equal to a. divided by b. divided by c., where:

                        a. is the annuity reserve being transferred from Our
                           General Account;

                        b. is the Annuity Unit value for the Subaccount to which
                           the transfer is being made; and

                        c. is the present value of $1.00 per payment period
                           using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                        The annuity reserve value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

                        Money converted to a Variable Annuity payment will be applied under the same Annuity option as originally selected.

L-8825                                                                   Page 14

Conversion to a         During the Annuity Period, You may convert Variable
Fixed Annuity Payment   Annuity payments to Fixed Annuity payments subject to
                        the following:

                        1. You must send Us written notice in a form
                           satisfactory to Us.

                        2. At least $30,000 of Annuity Unit value must be
                           transferred to Our General Account from the Subaccounts.

                        3. At least $5,000 of Annuity Unit value must remain in
                           a Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

                        4. Conversions to a Fixed Annuity payment are available
                           only on an anniversary of the Annuity Date.

                        5. We must receive notice at least thirty (30) days
                           prior to the anniversary.

                        We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                        When a conversion is made from a Variable Annuity payment to a Fixed Annuity payment, the number of Annuity Units per payment attributable to a Subaccount from which the conversion is made is the product of
                        a. multiplied by b. multiplied by c., where:

                        a. is the number of Annuity Units representing Your
                           interest in such Subaccount per Annuity payment;

                        b. is the Annuity Unit value for such Subaccount; and

                        c. is the present value of $1.00 per payment period
                           using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                        Money converted to a Fixed Annuity payment will be applied under the same Annuity option as originally selected.

Payment of Death        If an Annuitant dies after the Annuity Date, the death
Benefits During the     benefit, if any, will depend on the Annuity option in
Annuity Period          effect.

                        If an Owner, who is nor also an Annuitant, dies after the Annuity Date, the following provisions apply:

                        1. If the Owner was the sole Owner, the remaining
                           Annuity payments will be payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

                        2. If the Contract has joint Owners, the Annuity
                           payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

Disbursement Upon       When the Annuitant or surviving joint Annuitant dies, We
Death of Annuitant:     will automatically continue any unpaid installments for
Under Options 1, 3 or 5 the remainder of the certain period under Option 1,
                        Option 3 or Option 5 to the Payee. However, if You elect within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

L-8825                                                                  Page 15

                        For a Fixed Annuity option the applicable interest rate is the greater of:

                        (a) the ten year treasury constant maturity plus 3%, and
                        (b) the rate used to determine the initial payment
                            plus 2%.

                        For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%:

                        The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

Supplementary           A supplementary agreement will be issued to reflect
Agreement               payments that will be made under an Annuity option.

Date of First Payment   Interest, under an Annuity option, will start to accrue
                        on the effective date of the supplementary agreement.
                        The supplementary agreement will provide details on the payments to be made.

Evidence of Age, Sex    We may require satisfactory evidence of the Age, sex and
and Survival            the continued survival of any person on whose life the
                        income is based.

Misstatement of Age     If the Age or sex of the Annuitant has been misstated,
or Sex                  the amount payable under the Contract will be such as
                        the Purchase Payments sent to Us would have purchased at the correct Age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments
                        We may make under this Contract.

L-8825                                                                   Page 16

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Fixed Installment Annuity

Number
of years         Monthly
selected         Payment

  10               9.39

Options Two and Three - Life Annuity With Installments Guaranteed

Age of          Monthly Payments Guaranteed         Age of          Monthly Payments Guaranteed
Male                                                Female
Payee     None               120                    Payee     None              120
------    -----              ----                   ------    -----             ----
55         4.00              3.96                   55         3.71             3.70
56         4.08              4.04                   56         3.78             3.76
57         4.17              4.12                   57         3.86             3.83
58         4.26              4.21                   58         3.93             3.91
59         4.36              4.30                   59         4.02             3.99
60         4.46              4.40                   60         4.10             4.07
61         4.57              4.50                   61         4.20             4.16
62         4.69              4.60                   62         4.29             4.25
63         4.81              4.71                   63         4.40             4.35
64         4.95              4.83                   64         4.51             4.45
65         5.09              4.95                   65         4.63             4.56
66         5.24              5.08                   66         4.75             4.68
67         5.41              5.22                   67         4.89             4.80
68         5.58              5.36                   68         5.03             4.93
69         5.76              5.50                   69         5.19             5.06
70         5.96              5.65                   70         5.36             5.21
71         6.17              5.81                   71         5.54             5.36
72         6.39              5.97                   72         5.73             5.52
73         6.62              6.13                   73         5.94             5.69
74         6.88              6.30                   74         6.17             5.86
75         7.14              6.47                   75         6.41             6.04
76         7.43              6.65                   76         6.68             6.23
77         7.73              6.83                   77         6.96             6.42
78         8.06              7.01                   78         7.26             6.62
79         8.41              7.18                   79         7.59             6.82
80         8.79              7.36                   80         7.95             7.02
81         9.19              7.54                   81         8.34             7.23
82         9.62              7.71                   82         8.76             7.43
83        10.08              7.88                   83         9.21             7.62
84        10.57              8.04                   84         9.71             7.81
85        11.10              8.20                   85        10.24             8.00

Option Four - Joint and 100% Survivor Annuity

Age of                                             Age of Female Payee
Male
Payee            55            60            65            70            75            80             85
------          ----          ----          ----          ----          ----          ----           ----
55              3.38          3.53          3.67          3.77          3.86          3.91           3.95
60              3.48          3.68          3.88          4.06          4.20          4.30           4.37
65              3.56          3.81          4.08          4.35          4.59          4.77           4.91
70              3.62          3.92          4.26          4.63          4.99          5.32           5.57
75              3.65          3.99          4.39          4.87          5.39          5.90           6.34
80              3.68          4.03          4.49          5.05          5.73          6.46           7.18
85              3.69          4.06          4.55          5.18          5.99          6.96           8.01

Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

Age of                                         Age of Female Payee
Male
Payee            55            60            65            70            75            80             85
------          ----          ----          ----          ----          ----          ----           ----
55              3.38          3.53          3.66          3.77          3.85          3.91           3.94
60              3.48          3.68          3.88          4.05          4.19          4.29           4.35
65              3.56          3.81          4.08          4.34          4.57          4.74           4.86
70              3.61          3.91          4.25          4.61          4.96          5.26           5.46
75              3.65          3.98          4.38          4.84          5.33          5.78           6.13
80              3.67          4.03          4.47          5.01          5.63          6.26           6.78
85              3.69          4.05          4.52          5.12          5.84          6.63           7.34

Rates for ages not shown here will be provided upon request.

L-8825                                                                  Page 17

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED
AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.


READ YOUR CONTRACT CAREFULLY


Kemper Investors Life Insurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801



Form No. L-8825